Contact:

VAHAN KOLOLIAN
Chairman of the Board
Terra Nova Acquisition Corporation
(416) 644-6000

FOR IMMEDIATE RELEASE
---------------------

                       TERRA NOVA ACQUISITION CORPORATION
                        COMPLETES INITIAL PUBLIC OFFERING

     TORONTO, ONTARIO, CANADA, April 22, 2005 - Terra Nova Acquisition
Corporation (OTC Bulletin Board: TNVAU) announced today that its initial public offering of 4,800,000 units was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $28,800,000 to the Company.
EarlyBirdCapital, Inc. acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from
EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York
10016.

     Audited financial statements as of April 22, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

     The Company also announced that EarlyBirdCapital, Inc. has notified the
Company that separate trading of the common stock and warrants included in the units would commence on or about April 29, 2005.

                                      # # #